UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2017 (November 30, 2017)

ARCONIC INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2758

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the RTI Merger (as defined below), on November 30, 2017, Arconic Inc. (“Arconic” or the “Company”), RTI International Metals, Inc. (“RTI”), and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”) entered into a Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”) to that certain Indenture, dated as of December 14, 2010, between RTI and the Trustee, as amended or supplemented by that certain Third Supplemental Indenture, dated as of April 17, 2013, and that certain Fourth Supplemental Indenture, dated as of July 23, 2015 (as so amended or supplemented, the “Indenture”), pursuant to which the Company expressly and unconditionally assumed all obligations of RTI under the Indenture and the $403 million aggregate principal amount of outstanding 1.625% Convertible Senior Notes due 2019 (the “Convertible Notes”) previously issued by RTI pursuant thereto. The foregoing description of the Fifth Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Fifth Supplemental Indenture, which is included as Exhibit 4.1 hereto and incorporated into this Item 2.03 by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)  Arconic held a special meeting of shareholders on November 30, 2017.

(b)  Set forth below are the results for each of the matters submitted to a vote of the shareholders. As of the October 5, 2017 record date for the special meeting, there were 481,292,510 shares of Arconic common stock, par value of $1.00 per share (“Common Stock”), outstanding and entitled to vote. Of this amount, there were 316,386,516 shares of Common Stock represented in person or by proxy at the special meeting.

Item 1.  The proposal to approve the merger of Arconic with a newly formed direct wholly owned subsidiary of Arconic incorporated in Delaware (“Arconic Delaware”) in order to effect the change of Arconic’s jurisdiction of incorporation from Pennsylvania to Delaware (the “Reincorporation”), was approved based upon the following votes:

For	Against	Abstain
312,186,941	3,779,847	419,728

Item 2.  The proposal to approve, on an advisory basis, that the certificate of incorporation of Arconic Delaware following the Reincorporation (the “Delaware Certificate”) will not contain any supermajority voting requirements, was approved based upon the following votes:

For	Against	Abstain
312,447,966	3,455,069	483,481

Item 3.  The proposal to approve, on an advisory basis, that the Board of Directors of Arconic Delaware following the Reincorporation will be elected on an annual basis pursuant to the Delaware Certificate, was approved based upon the following votes:

For	Against	Abstain
313,390,267	2,563,529	432,720

On November 30, 2017, Arconic issued a press release announcing shareholder approval of the Reincorporation and the other matters submitted to a vote at the special meeting. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 8.01	Other Events.

On November 30, 2017, RTI, a wholly owned subsidiary of Arconic, merged with and into Arconic, with Arconic as the surviving entity (the “RTI Merger”). The RTI Merger resulted in Arconic replacing RTI as the issuer and primary obligor under the Convertible Notes as described in Item 2.03 above.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following are filed as exhibits to this report:

Exhibit No.	Description
4.1	Fifth Supplemental Indenture, dated as of November 30, 2017, between RTI International Metals, Inc. and The Bank of New York Trust Company, N.A., as Trustee.
99.1	Press release of Arconic Inc., dated November 30, 2017.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Fifth Supplemental Indenture, dated as of November 30, 2017, between RTI International Metals, Inc. and The Bank of New York Trust Company, N.A., as Trustee.
99.1	Press release of Arconic Inc., dated November 30, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCONIC INC.

Dated: December 4, 2017	By:	/s/ Katherine H. Ramundo
	Name:	Katherine H. Ramundo
	Title:	Executive Vice President, Chief Legal Officer and Secretary